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                                                                   EXHIBIT 10.66



                             SUPPLEMENTAL EXECUTIVE
                             COMPENSATION AGREEMENT


        THIS SUPPLEMENTAL EXECUTIVE COMPENSATION AGREEMENT (the "Agreement") is made and entered into on this ____ day of _______________, 2000, by and between Nathan Hevrony ("Executive") and Decora Industries, Inc., a Delaware corporation (the "Company"), with reference to the following facts:

        A. Executive is currently employed by the Company as its Chairman and Chief Executive Officer.

        B. As additional consideration for the services provided by Executive on behalf of the Company, the Company would like to provide security to Executive in the event of a Change of Control of the Company in order to enable Executive to focus his attention and actions on enhancing shareholder value without concern for personal compensation considerations.

        C. The Company would like to create an incentive for Executive to maximize shareholder value in the event of an opportunity for the Company to participate in certain mergers, sale of assets, or other transactions.

        NOW, THEREFORE, the parties agree as follows:

        1. DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as set forth below:

               a. The "Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

               b. "Applicable Multiple" shall mean the following:

                      i. If the Closing Market Price is less than 150 percent of the Pre-Negotiation Market Value, then the Applicable Multiple shall be equal to zero.

                      ii. If the Closing Market Price is equal to or greater than 150 percent of the Pre-Negotiation Market Value but less than 175 percent of the Pre-Negotiation Market Value, then the Applicable Multiple shall be equal to one.

                      iii. If the Closing Market Price is equal to or greater than 175 percent of the Pre-Negotiation Market Value but less than 200 percent of the Pre-Negotiation Market Value, then the Applicable Multiple shall be equal to two.

                      iv. If the Closing Market Price is equal to or greater than 200 percent of the Pre-Negotiation Market Value, then the Applicable Multiple shall be equal to three.

               c. "Beneficial Owner" shall have the same meaning as defined in Rule 13d-3 under the Act (or any successor rule thereto).


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               d. A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events:

                      i. any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company's then-outstanding securities;

                      ii. during any period of twelve months (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such period constitute the Board and any New Director(s) cease for any reason to constitute at least a majority thereof;

                      iii. the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                      iv. the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company, other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.

               e. "Closing Market Value" shall mean the market value of the Company on the date of any Negotiated Restructuring Transaction, which determination shall be made by the Committee, taking into account the total consideration paid or transferred in connection with the closing of a Negotiated Restructuring Transaction.

               f. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

               g. The "Committee" shall mean the Compensation Committee of the Board of Directors of the Company

               h. Termination "For Cause" shall mean termination of employment of Executive by the Company on account of any of the following: (A) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (B) conviction of the Executive of a crime involving moral turpitude, or (C) the gross or willful failure by the Executive to substantially perform the Executive's duties with the Company, other than any such failure after Executive gives notice of termination for Good Reason.



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               i. Resignation by Executive for "Good Reason" shall mean
resignation of Executive on account of any of the following:

                      i. any material adverse change in the Executive's responsibilities;

                      ii. a reduction in the Executive's base pay or benefits, or a significant reduction in the amount of incentive compensation that could potentially be awarded to Executive assuming comparable economic performance by the Company;

                      iii. a failure of any successor to the Company to assume the obligations under this Agreement;

                      iv. any material breach by the Company of this Agreement, the employment agreement between the Company and Executive, or any other agreement between the Company and Executive; or

                      v. any action of the Company requiring the Executive to perform his services at a location which is more than 35 miles from the location where he was employed immediately preceding the date of the Change of Control.

               j. A "Negotiated Restructuring Transaction" shall be deemed to have occurred upon closing of any of the following events, provided that such event shall have been negotiated, implemented and consummated through the substantial efforts of the management of the Company and that Executive shall be employed by the Company immediately preceding such event:

                      i. any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company's then-outstanding securities;

                      ii. any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                      iii. the Company sells or disposes of all or substantially all of the consolidated assets of the Company, other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.



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               k. "New Director" shall mean any member of the board of directors of the Company who was not a member of the board at the beginning of any twelve month period referred to in Paragraph 1.d.ii hereof whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; provided, however, that the term "New Director" shall not include either (A) a director nominated by a person who has entered into an agreement with the Company to effect a transaction described in Sections i, iii, or iv of Section 1.d. of this Agreement, or (B) a director nominated by any person (including the Company) who publicly announces an intention to take or to consider taking actions
(including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change of Control.

               l. "Pre-Negotiation Market Value" shall mean the product of (A) the greater of (i) the average daily closing price of the common stock of the Company during the six month period immediately preceding the commencement date of negotiations regarding a potential Negotiated Restructuring Transaction, or
(ii) seven dollars and fifty cents ($7.50) (which amount will be reviewed by the Committee no later than April 1, 2000), times (B) the total number of outstanding shares of common stock of the Company determined on a fully diluted basis.

               m. "Trigger Event" shall mean a Change of Control of the Company, followed by either (A) the termination of Executive by the Company (other than For Cause) within 24 months of such Change of Control, or (B) the resignation by Executive for Good Reason within 24 months of such Change of Control, or (C) the written notice of resignation by Executive delivered to the Company during the thirty day period following the date which is six months after such Change of Control of the Company.

        2.     CASH PAYMENT.

               a. In the event of a Trigger Event, then the Company shall pay to Executive an amount equal to the sum of: (i) three times the base annual salary of the Executive as of the date of the Change of Control, plus (ii) three times the incentive amount that would be payable to Executive for the fiscal year of the Company during which the Change of Control occurs under the Company's Executive Incentive Plan, assuming that the Company achieves 100 percent of the targets established in accordance with such plan.

               b. The cash payment payable under this Section 2 shall be in addition to the incentive amount, if any, that would be payable to Executive under the Company's Executive Incentive Plan for the year of termination or resignation of the Executive.

               c. Payment under this Section 2 shall be made not later than the tenth business day following the date of termination or resignation of Executive; provided, however, that if the amount of such payment cannot be finally determined on or before such date, the Company shall pay to Executive on such date a good faith estimate of the minimum amount of such payment and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the thirtieth day after the applicable date. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such



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excess shall constitute a loan by the Company payable on the fifth day after receipt by Executive of a written demand for payment from the Company (together with interest calculated as above).

        3.     OTHER BENEFITS.

               a. In the event of a Trigger Event, Executive shall immediately vest in all nonqualified retirement benefits for which he would have been eligible had he remained employed by the Company continuously for the three year period following the Change of Control.

               b. Upon a Change of Control of the Company, Executive shall immediately vest in all stock options previously granted to Executive through the date of the Change of Control.

               c. In the event of a Trigger Event, Executive shall be entitled to continue to receive, until three years after the date of the Change of Control, the same health care benefits that Executive was receiving at the time of his termination or resignation from the Company. After the expiration of such three year period, the Executive shall be entitled to full COBRA benefit continuation. Notwithstanding the foregoing, if Executive secures other employment and such other employment entitles Executive to comparable health care benefits, then the Company shall have no further obligation to provide health care benefits to Executive or provide COBRA benefit continuation.

        4. GROSS-UP FOR EXCISE TAX. In the event that the payment of any amount to Executive under Section 2 of this Agreement, or the granting or acceleration of benefits to Executive of Section 3 of this Agreement, is treated as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and Executive is subject to the excise tax imposed under Section 4999 of the Code for the year in which such payments or grant or acceleration of benefits are made, then the Company shall make an additional payment to the Executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of this Section 4, the amount of any amounts payable to Executive pursuant to Section 5 shall be disregarded in calculating the amount of excise tax to which Executive would be subject, it being agreed that Executive shall be solely responsible for the payment of any excise tax imposed by the reason of any payment to Executive under said section.

        5.     MARKET VALUE ENHANCEMENT INCENTIVE.

               a. In the event that the Company shall enter into negotiations with any person which may result in the occurrence of a Negotiated Restructuring Transaction and Executive is involved or aware of such negotiations, Executive shall promptly notify the Committee in writing of such negotiations, including the identity of the parties to such negotiations and any information, documents or records which may be necessary or useful to the Committee in determining the date on which such negotiations commenced. Upon being notified of such negotiations by Executive or otherwise learning of any such negotiations, the Committee shall make a determination of the Pre-Negotiation Market Value with respect to such negotiations and communicate such information to Executive.



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               b. In the event of a Negotiated Restructuring Transaction, the
Company shall pay to Executive an amount equal to the product of (A) the Applicable Multiple times (B) the amount of Executive's base compensation for the fiscal year in which the Negotiated Restructuring Transaction shall occur. Such amount shall be paid to Executive upon closing of the Negotiated Restructuring Transaction, or as soon as practicable thereafter.

               c. The Committee shall administer, implement and interpret the terms of this Section 5 in its sole and absolute discretion, and all of its decisions (including, without limitation, the determination of whether a Negotiated Restructuring Transaction has occurred, the date on which negotiations leading to a Negotiated Restructuring Transaction commenced and the amount of Closing Market Value) shall be binding on Executive.

        6.     GENERAL PROVISIONS.

               a. In the event of any litigation between the parties hereto in connection with this Agreement or to enforce any provision or right hereunder, the unsuccessful party to such litigation shall pay to the successful party therein all costs and expenses, including but not limited to reasonable attorneys' fees incurred therein by such successful party, which costs, expenses and attorneys' fees shall be included as a part of any judgment rendered in such action in addition to any other relief to which the successful party may be entitled.

               b. The Executive confirms that he is not represented by Miller & Holguin and that he has been advised to seek the advice of independent counsel.

               c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company; provided, that any assignment by the Company shall not release the Company from its obligations hereunder without the consent of Executive.

               d. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and negotiations between the parties.

               e. The headings of the several Sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

               f. This Agreement may not be modified except by a written instrument signed by all parties hereto.

               g. The Company may unilaterally terminate this Agreement at any time upon written notification of such termination to Executive; provided, however, that in the event of a Change of Control of the Company and a Trigger Event occurs within 24 months following such Change of Control, the Company shall be fully bound by Sections 2, 3 and 4 hereof, and be obligated to make payments, grant or accelerate benefits to Executive pursuant to said sections,



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notwithstanding any unilateral termination of this Agreement by the Company following such Change of Control.

               h. All clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law, or, if the same are not susceptible to such limitation, this Agreement shall be interpreted as if such invalid clauses or covenants were not contained herein. Without limitation of the foregoing, if, in any judicial proceedings, a court shall refuse to enforce the geographic and/or time restrictions imposed in any covenant herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

               i. This Agreement is made with reference to the laws of the State of New York and shall be governed by and construed in accordance therewith. Any litigation concerning or to enforce the provisions of this Agreement shall be brought in the courts of the State of New York.

               j. All notices or demands of any kind which either party hereto may be required or may desire to serve upon the other party under the terms of this Agreement, shall be in writing and shall be served upon such other party by personal service upon such other party or by leaving a copy of said notice or demand, addressed to such other party at the address hereafter set forth, whereupon such service shall be deemed complete, or by mailing a copy thereof by registered or express mail, postage prepaid with return receipt requested, addressed as follows:

If to the Company:             Decora Industries, Inc.
                               1 Mill Street
                               Fort Edward, New York  12828

With a copy to:                Dale S. Miller, Esq.
                               Miller & Holguin
                               1801 Century Park East
                               7th Floor
                               Los Angeles, CA  90067

If to Executive:               Mr. Nathan Hevrony
                               200 E 61st Street
                               Apartment 40G
                               New York, NY  10021

         In case of service by mail, service shall be deemed completed at the expiration of the third day after the date of mailing. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by written notice served as hereinabove provided by either party upon the other party hereto.



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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first hereinabove written.


                                             EXECUTIVE:


                                             -----------------------------------
                                             Nathan Hevrony


                                             DECORA INDUSTRIES, INC.


                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------



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